Exhibit 99.3

 Third Quarter 2017 Earnings Presentation  October 24, 2017

 This presentation contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through the Company’s use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking and mortgage industry and economy in general and the Company’s acquisition of the Clayton Banks and the benefits, cost, and financial impact thereof. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this news release including, without limitation, the risks and other factors set forth in the Company’s December 31, 2016 Form 10-K, filed with the SEC on March 31, 2017 under the captions “Cautionary note regarding forward-looking statements” and “Risk factors.” Many of these factors are beyond the Company’s ability to control or predict. The Company believes the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. The Company does not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.  Forward looking statements

 Use of non-GAAP financial measures  This presentation contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. These non‐GAAP financial measures include, without limitation, pro forma core net income, pro forma core diluted earnings per share, core efficiency ratio (tax equivalent basis), banking segment core efficiency ratio (tax equivalent basis), mortgage segment core efficiency ratio (tax equivalent basis), pro forma core return on average assets and equity, and pro forma core total revenue. Each of these non-GAAP metrics excludes certain income and expense items that the Company’s management considers to be non‐core in nature. The Company refers to these non‐GAAP measures as core measures. This Earnings Release also presents tangible assets, tangible common equity, tangible book value per common share, tangible common equity to tangible assets, return on tangible common equity, pro forma return on average tangible common equity and pro forma core return on average tangible common equity. Each of these non-GAAP metrics excludes the impact of goodwill and other intangibles.The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations as management believes such measures facilitate period-to-period comparisons and provide meaningful indications of its operating performance as they eliminate both gains and charges that management views as non-recurring or not indicative of operating performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant non-core gains and charges in the current and prior periods. The Company’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding our underlying operating performance and in the analysis of ongoing operating trends. In addition, because intangible assets such as goodwill and other intangibles, and the other items excluded each vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures we have discussed herein when comparing such non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures are provided on the appendix to this presentation.

3Q 2017 Highlights

Key highlights

- Reported EPS of $0.27, including pre-tax merger charges of $15.7 million
- Closed acquisition of the Clayton Banks effective July 31; system conversion expected before year-end
- Loans (HFI) grew to $3.11 billion, a 73.7% increase from 3Q 2016; excluding acquired loans (HFI), grew 16.7% annualized from 2Q 2017
- Total deposits grew to $3.72 billion, a 40.8% increase from 3Q 2016; excluding acquired deposits, grew 1.7% annualized from 2Q 2017
- Continued customer-focused balance sheet growth resulting in NIM (tax-equivalent) of 4.61%
- Banking segment core efficiency ratio[1] improved to 56.2% in 3Q 2017, down from 60.4% in 2Q 2017
- Interest rate lock commitment (IRLC) volume was $2.00 billion for the quarter, up 10.0% from 3Q 2016

Financial results

	Three months ended September 30, 2017	
	Non-GAAP Core results[1]	Reported GAAP results
Diluted earnings per share	$0.60	$0.27
Net income ($ millions)	$18.5	$8.4
Return on average assets	1.76%	0.80%
Return on average equity	13.4%	6.1%
Return on average tangible common equity	17.0%	7.7%
Efficiency ratio	64.4%	85.0%

[1] Core results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for non-core income and expense items as outlined in the non-GAAP reconciliation calculations, using a combined marginal income tax rate of 39.225% excluding one-time items. See "Use of non-GAAP financial measures" and the Appendix hereto.

FB FirstBank

3

Clayton Banks merger update

Key highlights

- Closed acquisition effective July 31, 2017, adding $1.1 billion in loans and $855 million in customer deposits
- Strong cultural synergies have continued to grow, exceeding initial expectations
- Community investment and FirstBank Knoxville branding initiative underway - $10 million included in Q3 merger charges
- System migration / conversion by end of year
- Branch consolidation and signage conversion underway (6 net branch closings)

Targeted metrics

Metric	As Announced Target	Results to Date
2018 EPS Accretion	20%+	On-Track
IRR	20%+	On-Track
TBV Impact	~2.0% Dilutive	3.0%+ Accretive $13.79 TBVPS
TBV Earnback	0.25 years	Accretive
TCE / TA	~8.3%	9.5% at 3Q 2017
Cost Saves	20%	On-Track for early 2018
Merger Charges	$20 million	$16.5 million YTD

Business mix by core, pre-tax contribution[1]

Banking Segment
Mortgage Segment


2Q 2017
28%
72%

Solid progress towards mortgage segment <15%, pre-tax contribution


3Q 2017
16%
84%

[1] See "Use of non-GAAP financial measures" and the Appendix hereto.

FB FirstBank

4

     Consistently delivering balanced profitability and growth  Drivers of profitability  Core pro forma return on average assets1 ($mn)  Net interest margin  Noninterest income ($mm)      Loans / deposits  1 Our pro forma net income includes a pro forma provision for federal income taxes using a combined effective income tax rate of 35.37%, 35.63%, 35.08% and 36.75%, for the years ended December 31, 2013, 2014, 2015 and 2016, respectively, and also include the exclusion of a one-time tax charge in 3Q 2016. The years ended December 31, 2013, 2014, 2015 and 2016 are annual percentages. 2 Includes $3.6 million of acquired excess land and facilities at September 30, 2017 and $13.6 million of GNMA rebooked loans – see page 11 of the Quarterly Financial Supplement.   +56 bps    NPA / assets (%)    2

 Net interest margin remains strong  Historical yield and costs  1 Includes tax-equivalent adjustment  NIM (%)  4.05%   3.99%   4.28%   4.19%   4.61%     NIM, ex-accretion and nonaccrual interest collections (%)   3.88%  3.90%  4.04%  4.03%  4.33%    Deposit cost (%)   0.30%  0.29%  0.32%  0.34%  0.46%    Loan (HFI) yield    3Q 2016  2Q 2017  3Q 2017  Contractual interest rate on loans HFI1  4.57%  4.63%  5.08%  Origination and other loan fee income  0.52%  0.30%  0.38%    5.09%  4.93%  5.46%  Nonaccrual interest collections  0.09%  0.07%  0.16%  Accretion on purchased loans  0.19%  0.17%  0.23%  Syndication fee income  0.00%  0.02%  0.05%  Total loan yield (HFI)  5.37%  5.19%  5.90%

     Consistent loan growth and balanced portfolio  Total loan growth1 ($mn) and commercial real estate concentration  Loan portfolio breakdown1    4Q 2012  3Q 2017  Total HFI loans: $3,115mn  1 Exclude HFS loans, C&I includes owner-occupied CRE2 Risk-based capital at bank level as defined in Call Report. 3Q 2017 calculation is preliminary and subject to change.3 Excludes owner-occupied CRE    Commercial real estate (CRE) concentrations2  % of Risk-Based Capital      3Q 2016  3Q 2017(preliminary)  C&D loans subject to 100% risk-based capital threshold3  69%  97%  Total CRE loans subject to 300% risk-based capital threshold3  158%  229%

 Stable, low cost core deposit franchise    Total deposits ($mn)  1 Includes mortgage servicing-related escrow deposits of $64.3 million, $46.7 million, $43.7 million, $49.9 million and $56.8 million for the quarters ended September 30, 2016, December 31, 2016, March 31, 2017, June 30, 2017 and September 30, 2017, respectively.  Noninterest bearing deposits ($mn)1  Growth: 27.3% y/y  Deposit composition  Cost of deposits      Customer Deposit Growth: 37.0% y/yExcluding acquired Deposits: 4.6% y/y

Mortgage Banking continues to execute

3Q 2017 Mortgage Highlights

- Rebalanced mix through better channel distribution as Correspondent growth offsets refinancing decline primarily in Consumer Direct
- Mortgage Banking income $31.3 million, up 3.6% from 2Q 2017
- IRLC volume of $2.00 billion during 3Q 2017 from $1.82 billion during 3Q 2016
- IRLC pipeline of $540.7 million at 3Q 2017
- Continuing to create operational leverage and refine efficiencies as business model develops, focusing on overall direct contribution

Mortgage banking income ($mn)

	3Q 2016	2Q 2017	3Q 2017
Gain on Sale	$25.5	$23.9	$29.6
Fair value changes	$7.8	$5.4	($0.8)
Servicing Revenue	$3.7	$2.7	$3.5
Fair value MSR change	$ --	($1.8)	($0.9)
Total	$36.9	$30.2	$31.3

IRLC volume by line of business (%)



Consumer Direct
Correspondent
Third party originated
Retail
Retail footprint
3Q 2016
2Q 2017
3Q 2017

	3Q 2016	2Q 2017	3Q 2017
IRLC volume:	$1,819mn	$2,158mn	$2,001mn
IRLC pipeline:	$851mn	$547mn	$541mn

IRLC volume mix by purpose (%)



Purchase
Refinance
3Q 2016
2Q 2017
3Q 2017
37%
63%
64%
36%
55%
45%

Note: Values by channel in $ are included on page 8 of the Quarterly Financial Supplement for IRLC volume, IRLC pipeline and Mortgage sales.

FirstBank

9

Improving operating leverage remains a key objective  Consolidated 3Q 2017 core efficiency ratio of 64.4% driven by Banking Segment core efficiency ratio of 56.2%, meeting our target level of sub-60% Further realization of cost savings from Clayton Banks transaction will help efficiency ratio, expected to be fully phased-in in early 2018Bank’s investment in IT systems, including a new core system, created a scalable platform designed to drive and support growth across marketsContinuing to refine mortgage banking with operational efficiency improvements while maintaining contribution   Core efficiency ratio (tax-equivalent basis)1  Improving operating efficiency  1 See “Use of non-GAAP financial measures” and the Appendix hereto.

 Asset quality remains strong    Classified & PCI loans ($mn)  Net charge-offs / average loans  Nonperforming ratios  LLR / loans              1 Includes $3.6 million of acquired excess land and facilities at September 30, 2017 and $13.6 million of GNMA rebooked loans – see page 11 of the Quarterly Financial Supplement.   1

     Strong capital position for future growth  1 Total regulatory capital. 3Q 2017 calculation is preliminary and subject to change.2 See “Use of non-GAAP financial measures” and the Appendix hereto.  Capital position  Total capital composition     3Q 2016  2Q 2017  3Q 20171  Shareholder’s equity / Assets  10.3%  15.2%  12.5%  TCE / TA2  8.8%  13.9%  9.5%  Common equity tier 1 / Risk-weighted assets  11.2%  17.2%  10.8%  Tier 1 capital / Risk-weighted assets  12.4%  18.3%  11.6%  Total capital / Risk-weighted assets  13.3%  19.1%  12.2%  Tier 1 capital / Average assets  10.3%  15.5%  11.4%  Simple capital structure

    Appendix

 GAAP reconciliation and use of non-GAAP financial measures  Pro forma core net income

 GAAP reconciliation and use of non-GAAP financial measures  Tax-equivalent efficiency ratio  (1) Efficiency ratio (GAAP) is calculated by dividing non-interest expense by total revenue

 GAAP reconciliation and use of non-GAAP financial measures  Segment tax-equivalent efficiency ratio

 GAAP reconciliation and use of non-GAAP financial measures  Tangible assets and equity  Return on average tangible equity

 GAAP reconciliation and use of non-GAAP financial measures  Pro forma return on average tangible common equity    Pro forma core return on average tangible equity  Pro forma core return on average assets and equity

 GAAP reconciliation and use of non-GAAP financial measures  Pro forma core return on average assets and equity    Pro forma core total revenue

 GAAP reconciliation and use of non-GAAP financial measures    Business mix by core, pre-tax contribution